EX-99.906CERT

CERTIFICATIONS

Joshua G. Bradshaw, Principal Executive Officer, and Brian J. Lutes, Principal Financial Officer, of Cornerstone Strategic Investment Fund, Inc. (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2026 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PRINCIPAL EXECUTIVE OFFICER	PRINCIPAL FINANCIAL OFFICER

Cornerstone Strategic Investment Fund, Inc.	Cornerstone Strategic Investment Fund, Inc.

/s/ Joshua G. Bradshaw	/s/ Brian J. Lutes
Joshua G. Bradshaw, Vice Chairman and President (Principal Executive Officer)	Brian J. Lutes, Treasurer and Principal Financial Officer

Date: August 27, 2026	Date: August 27, 2026

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Cornerstone Strategic Investment Fund, Inc. and will be retained by Cornerstone Strategic Investment Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.